SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549

                                   FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 27, 1995

Name of Registrant:  First Financial Holdings, Inc.

State of Incorporation:  Delaware

Commission File Number:  0-17122

IRS Employer ID Number:  57-0866076

Address:  34 Broad Street, Charleston, South Carolina  29401

Telephone Number:  803-529-5800


Item 5.  OTHER EVENTS

     On January 27, 1995 First Financial Holdings, Inc. announced that A. L. Hutchinson, Jr. was named Vice Chairman of First Financial Holdings and its subsidiary First Federal Savings and Loan Association of Charleston. He will also remain President and Chief Executive Officer of First Financial Holdings, Inc.

     A. Thomas Hood was named Executive Vice President and Chief Operating Officer of First Financial Holdings and President and Chief Executive Officer of First Federal of Charleston. He will continue to serve as Chief Financial Officer and Treasurer of First Financial.

     Hutchinson formerly served as President and Chief Executive Officer of First Federal in addition to his position at First Financial. The Vice Chairman and Chief Operating Officer positions are newly created positions. All of the announced changes are effective February 1, 1995.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit (1).  Press release dated January 27, 1995


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.


/S/  A. L. Hutchinson, Jr.

A. L. Hutchinson, Jr.
President and Chief Executive Officer

Exhibit 1

Press release dated January 27, 1995


                                      Contact:  Marilyn C. Shokes
                                                Vice President
                                                803-529-5931


                         FIRST FINANCIAL HOLDINGS, INC.
                          ANNOUNCES EXECUTIVE CHANGES

Charleston, South Carolina (January 27, 1995) -- First Financial Holdings, Inc., today announced executive changes effective February 1, 1995. A. L. Hutchinson, Jr. has been elected Vice Chairman of First Financial Holdings, Inc. and its subsidiary, First Federal Savings and Loan Association of Charleston. He will also continue to serve as President and Chief Executive Officer of First Financial Holdings, Inc.

     A. Thomas Hood has been named Executive Vice President and Chief Operating Officer of First Financial Holdings, Inc. and President and Chief Executive Officer of First Federal of Charleston. He will also continue in his postion as Chief Financial Officer and Treasurer of First Financial.

     A Citadel graduate, Hutchinson joined First Federal in 1961, was named Senior Vice President, Lending in 1973, Executive Vice President, Production Division in 1979, and was elected to the Board of Directors in 1985. He became President and Chief Executive Officer of First Financial Holdings and First Federal of Charleston in 1988. He serves on the Board of the College of Charleston Foundation, the Executive Advisory Board of Charleston Southern University and is past Chairman of the Trident Technical College Foundation Board. He is Vice President and member of the Board of the Coastal Carolina Council of the Boy Scounts of America and a member of the Board of Directors of the Star Gospel Mission.

     Hood began his career with First Federal in 1975 as Internal Auditor. He was named Senior Vice President of Financial Services in 1983 and was promoted to Executive Vice President, Services Division, Treasurer and Chief Financial Officer in 1984. He was elected to the Board of Directors in 1987. A graduate of the Citadel and licensed Certified Public Accountant, he has served as Chairman of the Financial Institutions Accounting Committee and President of the SUMIT/Systematic Users Group and Coastal Chapter of CPAs. He presently serves as Chairman of the Advisory Board of the Charleston Area Salvation Army and as member of the Board of Directors of the Business Development Corporation of South Carolina and the Board of Trustees of the Charleston Museum.

     D. Van Smith, Chairman of the Board of Directors, stated "Mr. Hutchinson and Mr. Hood have been instrumental in the successful growth of this Company and I am sure that their work as a team will continue to greatly benefit the Company and its stockholders. These organizational changes are part of the process of planning for the future in order to facilitate the most efficient operations of the Company and to take advantage of opportunities which may occur in the future."

     Also named to new positions at First Financial Holdings were: R. Bruce Copeland, Jr., Vice President of Marketing; Jerry P. Gazes, Vice President of Human Resources; and Richard H. Stoughton, Vice President of Planning and Development. They will assume responsibilities in their respective positions for the entire holding company which they had previously held at First Federal of Charleston. Copeland joined the Company in 1985 and is a graduate of the University of South Carolina. A graduate of Charleston Southern University, Gazes has been employed by the Company since 1977. Stoughton is a graduate of the Citadel and joined the Company in 1973.

     First Financial Holdings, Inc. is a multiple thrift holding company with First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association in Conway, as subsidiaries. The Associations have a total of 31 offices in South Carolina located in the Charleston Metropolitan area and Horry, Georgetown and Florence Counties and a loan origination office in coastal North Carolina.

     The common stock of First Financial Holdings, Inc. is traded on the Nasdaq Stock Market under the symbol FFCH.

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